Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

For Tender of All Outstanding Shares of Common Stock

of

MIRAMAR LABS, INC.

at

$0.3149 Per Share plus a Contingent Value Right, which Represents the Contractual Right to Receive up to $0.7058 per Share Upon the Achievement of Certain Sales Milestones Relating to the miraDry® System, as Described in and Under the Conditions Set Forth in the Contingent Value Rights Agreement,

Pursuant to the Offer to Purchase dated June 26, 2017

by

DESERT ACQUISITION CORPORATION,

an wholly owned subsidiary of

SIENTRA, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 8 A.M. (EASTERN TIME) ON JULY 25, 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.001 per share (the “Shares”), of Miramar Labs, Inc., a Delaware corporation (“Miramar”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to 8 a.m. (Eastern time), at the end of the day on July 25, 2017 (the “Expiration Time,” unless the Offer is extended pursuant to and in accordance with the terms of the Agreement and Plan of Merger, dated as of June 11, 2017, by and among Miramar, Sientra, Inc., a Delaware corporation (“Parent”), and Desert Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (as it may be amended, modified or supplemented from time to time in accordance with its terms), in which event “Expiration Time” will mean the latest time and date at which the Offer, as so extended, will expire and the date on which the Expiration Time occurs is referred to herein as the “Expiration Date”) or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

By Mail:	By Express or Overnight Courier:
Computershare Trust Company, N.A. Attn: Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn: Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

By Facsimile:

(Eligible Institutions only)

(617) 360-6810

Confirm Facsimile Receipt by Telephone:

(781) 575-2332

This number is ONLY for confirmation of a fax; for information about the tender offer, please contact the Information Agent, at 866-431-2105

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTION THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares (or confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (as defined in Section 3 of the Offer to Purchase)) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Desert Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Sientra, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the offer to purchase, dated June 26, 2017 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares of Miramar specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.

Number of Shares and Certificate No(s). (if available)

☐ Check here if Shares will be tendered by book-entry transfer.
Name of Tendering Institution:

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)

Area Code and Tel. No.
(Daytime telephone number)

Signature(s):
Notice of Guaranteed Delivery

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a timely confirmation of a book-entry transfer of the Shares tendered hereby into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), in each case together with a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees, or, in the case of book-entry transfers of Shares, either such Letter of Transmittal or an Agent’s Message in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal, within three (3) OTCQB trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:

Address:
(Zip Code)

Area Code and Telephone No.
(Authorized Signature)

Name:
(Please type or print)

Title:
Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.